Question 77C: Submission of matters to a vote of security holders

A special meeting of the Shareholders of the Cova Series Trust was held on January 26, 2001. The results of votes taken among shareholders on proposals before them are reported below.

1. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Small Cap Stock Portfolio by J.P. Morgan Small Cap Stock Portfolio ("J.P. Morgan Small Cap"), a series of Met Investors Series Trust ("MIT"), in exchange for shares of J.P. Morgan Small Cap and the assumption by J.P. Morgan Small Cap of the identified liabilities of Small Cap Stock Portfolio. The Plan also provides for distribution of these shares of J.P. Morgan Small Cap to shareholders of Small Cap Stock Portfolio in liquidation and subsequent termination of Small Cap Stock Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Small Cap Stock Portfolio.


Name of Portfolio       FOR                     AGAINST                 ABSTAIN

J.P. Morgan:
Small Cap Stock         5,441,348.515           71,520.074              816,341.520


2. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Large Cap Stock Portfolio by J.P. Morgan Enhanced Index Portfolio ("J.P. Morgan Enhanced Index"), a series of MIT, in exchange for shares of J.P. Morgan Enhanced Index and the assumption by J.P. Morgan Enhanced Index of the identified liabilities of Large Cap Stock Portfolio. The Plan also provides for distribution of these shares of J.P. Morgan Enhanced Index to shareholders of Large Cap Stock Portfolio in liquidation and subsequent termination of Large Cap Stock Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Large Cap Stock Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

J.P. Morgan
Large Cap Stock         12,317,092.973          209,696.858             2,106,480.300

3. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Select Equity Portfolio by J.P. Morgan Select Equity Portfolio ("J.P. Morgan Select Equity"), a series of MIT, in exchange for shares of J.P. Morgan Select Equity and the assumption by J.P. Morgan Select Equity of the identified liabilities of Select Equity Portfolio. The Plan also provides for distribution of these shares of J.P. Morgan Select Equity to shareholders of Select Equity Portfolio in liquidation and subsequent termination of Select Equity Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Select Equity Portfolio.


Name of Portfolio       FOR                     AGAINST                 ABSTAIN

J.P. Morgan
Select Equity           13,853,756.690          238,024.756             2,177,853.308

4. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of International Equity Portfolio by J.P. Morgan International Equity Portfolio ("J.P. Morgan International Equity"), a series of MIT, in exchange for shares of J.P. Morgan International Equity and the assumption by J.P. Morgan International Equity of the identified liabilities of International Equity Portfolio. The Plan also provides for distribution of these shares of J.P. Morgan International Equity to shareholders of International Equity Portfolio in liquidation and subsequent termination of International Equity Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of International Equity Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

J.P. Morgan
International Equity    7,920,909.639           114,249.261             1,276,109.308




5. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Bond Debenture Portfolio by Lord Abbett Bond Debenture Portfolio ("Lord Abbett Bond Debenture"), a series of Met Investors Series Trust ("MIT"), in exchange for shares of Lord Abbett Bond Debenture and the assumption by Lord Abbett Bond Debenture of the identified liabilities of Bond Debenture Portfolio. The Plan also provides for distribution of these shares of Lord Abbett Bond Debenture to shareholders of Bond Debenture Portfolio in liquidation and subsequent termination of Bond Debenture Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Bond Debenture Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

Lord Abbett & Co.:
Bond Debenture          11,120,319.599          215,787.835             1,959,507.768


6. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Mid-Cap Value Portfolio by Lord Abbett Mid-Cap Value Portfolio ("Lord Abbett Mid-Cap Value"), a series of MIT, in exchange for shares of Lord Abbett Mid-Cap Value and the assumption by Lord Abbett Mid-Cap Value of the identified liabilities of Mid-Cap Value Portfolio. The Plan also provides for distribution of these shares of Lord Abbett Mid-Cap Value to shareholders of Mid-Cap Value Portfolio in liquidation and subsequent termination of Mid-Cap Value Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Mid-Cap Value Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

Lord Abbett & Co.:
Mid-Cap Value           2,896,367.617           82,777.956              464,197.014




7. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Developing Growth Portfolio by Lord Abbett Developing Growth Portfolio ("Lord Abbett Developing Growth"), a series of MIT, in exchange for shares of Lord Abbett Developing Growth and the assumption by Lord Abbett Developing Growth of the identified liabilities of Developing Growth Portfolio. The Plan also provides for distribution of these shares of Lord Abbett Developing Growth to shareholders of Developing Growth Portfolio in liquidation and subsequent termination of Developing Growth Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Developing Growth Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

Lord Abbett & Co.:
Developing Growth       3,094,679.077           53,873.748              474,429.541


8. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Equity Income Portfolio by Firstar Equity Income Portfolio ("Firstar Equity Income"), a series of Met Investors Series Trust ("MIT"), in exchange for shares of Firstar Equity Income and the assumption by Firstar Equity Income of the identified liabilities of Equity Income
Portfolio. The Plan also provides for distribution of these shares of Firstar Equity Income to shareholders of Equity Income Portfolio in liquidation and subsequent termination of Equity Income Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Equity Income Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN
Firstar:
Equity Income           525,321.430             781.597                 61,569.874







9. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Growth & Income Equity Portfolio by Firstar Growth & Income Equity Portfolio ("Firstar Growth & Income Equity"), a series of MIT, in exchange for shares of Firstar Growth & Income Equity and the assumption by Firstar Growth & Income Equity of the identified liabilities of Growth & Income Equity Portfolio. The Plan also provides for distribution of these shares of Firstar Growth & Income Equity to shareholders of Growth & Income Equity Portfolio in liquidation and subsequent termination of Growth & Income Equity Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Growth & Income Equity Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

Firstar:
Growth & Income Equity  958,190.285             46,818.691              174,885.744


10. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Balanced Portfolio by Firstar Balanced Portfolio ("Firstar Balanced"), a series of MIT, in exchange for shares of Firstar Balanced and the assumption by Firstar Balanced of the identified liabilities of Balanced Portfolio. The Plan also provides for distribution of these shares of Firstar Balanced to shareholders of Balanced Portfolio in liquidation and subsequent termination of Balanced Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Balanced Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

Firstar:
Balanced                687,867.290             16,838.945              98,295.434



11.    To consider and act upon an Agreement   and  Plan  of
                  Reorganization (the "Plan") providing for the acquisition of all of the assets of Quality Bond Portfolio by J. P. Morgan Quality Bond Portfolio ("Met JPM Quality Bond"), a series of Met Investors Series Trust, in exchange for shares of Met JPM Quality Bond and the assumption by Met JPM Quality Bond of the identified liabilities of Quality Bond Portfolio. The Plan also provides for distribution of these shares of Met JPM Quality Bond to shareholders of Quality Bond Portfolio in liquidation and subsequent termination of Quality Bond Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Quality Bond Portfolio.


Name of Portfolio       FOR                     AGAINST                 ABSTAIN

J.P. Morgan:
Quality Bond            7,128,632.719           143,012.563             1,155,730.285


12. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Lord Abbett Growth and Income Portfolio by Met LA Growth and Income, in exchange for shares of Met LA Growth and Income and the assumption by Met LA Growth and Income of the identified liabilities of Lord Abbett Growth and Income Portfolio. The Plan also provides for distribution of these shares of Met LA Growth and Income to shareholders of Lord Abbett Growth and Income Portfolio in liquidation and subsequent termination of Lord Abbett Growth and Income Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Lord Abbett Growth and Income Portfolio.


Name of Portfolio       FOR                     AGAINST                 ABSTAIN

Lord Abbett & Co.:
Lord Abbett Growth
and Income              31,043,764.438          592,906.786             3,739,628.661


13. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") providing for the acquisition of all of the assets of Large Cap Research Portfolio by Lord Abbett Growth and Income Portfolio ("Met LA Growth and Income" ), a series of Met Investors Series Trust ("MIT"), in exchange for shares of Met LA Growth and Income and the assumption by Met LA Growth and Income of the identified liabilities of Large Cap Research Portfolio. The Plan also provides for distribution of these shares of Met LA Growth and Income to shareholders of Large Cap Research Portfolio in liquidation and subsequent termination of Large Cap Research Portfolio. A vote in favor of the Plan is a vote in favor of the liquidation and dissolution of Large Cap Research Portfolio.

Name of Portfolio       FOR                     AGAINST                 ABSTAIN

Lord Abbett & Co.:
Large Cap Research
Portfolio               2,864,169.499           48,326.928              315,755.302
